                                                                     Exhibit 5.2

[Chinese Characters]             [Chinese Characters]
(KING & WOOD LOGO)               40th Floor, Office Tower A,
PRC LAWYERS                      Beijing Fortune Plaza,
                                 7 Dongsanhuan Zhonglu Chaoyang District,
                                 Beijing 100020, China
                                 Tel: (8610) 58785588 Fax: (8610) 58785566
                                 www.kingandwood.com

March 2, 2007

Qiao Xing Mobile Communication Co., Ltd
10th Floor CEC Building
6 Zhongguancun South Street
Beijing 100086
People's Republic of China

and

UBS AG
52/F, Two International Finance Centre
8 Finance Street, Central
Hong Kong

Ladies and Gentlemen:

We are qualified lawyers of the People's Republic of China (the "PRC") and as such are qualified to issue this opinion on the PRC laws, regulations, rules, orders, decrees, guidelines or notices effective as at the date hereof (the "PRC LAWS"). We have acted as PRC legal counsel for Qiao Xing Mobile Communication Co., ltd (the "COMPANY"), a company incorporated under the laws of the British Virgin Islands.

In connection with the initial public offering (the "Offering") of ordinary shares (the "Shares") of the Company, and the proposed listing and trading of the Shares on the New York Stock Exchange and the public filing of the Company's registration statement on Form F-1 with the U.S. Securities and Exchange Commission (the "Commission"), you have requested us to furnish an opinion to you as to the matters set forth below. For purposes of this opinion, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate. In addition, we have considered the PRC laws, rules and regulations that may be relevant to the interpretation of the Rules (as defined below).

We are of the opinion that

- No governmental approvals, consents, permits and licenses will be required for the issue and sale of the Shares and the listing and trading of the Shares on the NYSE.

                              [Chinese Characters]
  Beijing  Shanghai  Shenzhen  Chengdu  Guangzhou  Palo Alto  Hong Kong  Tokyo

- The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the "M&A Rule") issued on August 8, 2006 by six PRC regulatory agencies and the notice published by CSRC on its official website on September 21, 2006, which specifies the documents and materials that are required to be submitted for obtaining CSRC approval, (together with the M&A Rule, collectively, the "Rules") provide that offshore special purpose vehicles formed for listing purposes and controlled directly or indirectly by PRC companies or individuals ("SPVs") shall obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange.

- While the CSRC generally has jurisdiction over overseas listings of SPVs like the Company, we believe based upon our understanding of the Rules and our informal consultation with CSRC, the Company will not be required to obtain prior CSRC approval for the issue and sale of the Shares and the listing and trading of the Shares on the NYSE, given the fact that the Company's current corporate structure resulted primarily from a series of acquisitions of equity interests in CECT from unrelated parties for the purpose of increasing CECT's handset manufacturing capacity, and that the acquisition of all of these equity interests was legally completed prior to the effectiveness of the Rules.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of and references to our name under the captions "Risk Factors", "Regulation", "Enforcement of Civil Liabilities", "Legal Matters" and "Experts" in the prospectus included in the registration statement on Form F-1, filed by Qiao Xing Mobile Communication Co., Ltd with the Commission under the Securities Act of 1933, as amended.

Yours truly


/s/ King & Wood
------------------------------------
PRC Lawyers


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